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EXHIBIT 23.5

                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1940
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001




             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Palal Mining Corporation
Vancouver, BC
CANADA


We consent to the use of our report dated May 9, 2000, on the financial statements of Palal Mining Corporation as of March 31, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-3 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

August 14, 2000